Exhibit 99.5

The following transcript is from a BMC all-employee call hosted on May 6, 2013.

Transcript of the call from CEO Bob Beauchamp to all employees on May 6, 2013.

Mr. Beauchamp: Thank you very much. Good morning, good afternoon and good evening. Thank you, everyone, for joining today’s call. Today is a very exciting day for BMC.

By now you have probably seen the news that BMC has entered into a definitive agreement with a private investor group to acquire our company. I think this is great news, and I think you will too as you learn more.

This agreement has the potential to grow the company rapidly by making a long-term perspective focused on customer value. I think all of us could find this exciting and refreshing.

There’s been a lot of discussion and misinformation in the press, which has probably caused many of you to question where we were headed. We are in a dynamic, exciting market and are recognized by many as having great technology and opportunities. We’ve talked about that frequently in the past, and it remains true today. Our position today and our long-term prospects are excellent. I want to assure you that with the news we are announcing today we are on the correct course.

Let me talk to you about how we got to this point and where it will take us as a company. We believe this transaction will help us write BMC’s next chapter of growth and industry leadership. The firms in this private investor group include Bain Capital, Golden Gate Capital, GIC Special Investments Pte Ltd and Insight Venture Partners. Together, they will acquire all of the outstanding stock of BMC for $46.25 per share, or approximately $6.9 billion dollars. While this transaction is just being announced and won’t be closed until later this year, I wanted to take a few minutes to speak with you all personally about the announcement and the significant opportunity that we believe it creates for all of us.

Last fall, our Board of Directors conducted a review of strategic alternatives. This process concluded without announcing a transaction. After this process concluded, we initiated our Accelerated Share Repurchase Program.

Following our third quarter earnings, we connected with several parties that had previously expressed an interest in discussing a potential transaction to acquire BMC and take us private. We then executed a thorough review of strategic alternatives, and the Board has determined that the offer from this Investor Group provides shareholders with immediate and substantial cash value at an attractive premium to our unaffected stock price.

I want to give you a quick background on these firms. Bain Capital is based in Boston; Golden Gate Capital, is based in San Francisco; GIC is an investment firm of the Government of Singapore; and Insight Venture Partners is based in New York City. These firms are well known for their great track records of success.

Throughout this process, the Investor Group has communicated a great respect for our company. You can see some quotes from them in the press release. We believe their offer represents an endorsement of your hard work and confidence in our future. They recognize the importance of your engagement in the business and with our customers as critical success factors. You have a wealth of experience and knowledge, and we expect that employees will have the opportunity to prosper under the new ownership structure.

We believe this transaction secures a strong future for all the Company’s stakeholders, including our employees. Through this agreement, we expect to have increased flexibility by becoming a privately held company. We believe this will change our position and help us to invest more strategically to drive powerful innovation and deliver cutting edge customer solutions. We are excited about this transaction and believe it will accelerate the momentum our team has worked to create.

We expect the transaction to close later this year. Until then, we remain an independent public company, and it is important that we remain focused on continuing to deliver the same high-quality solutions and service that our customers have come to expect from BMC.

Today’s announcement may attract attention from the media or other interested parties and it is important that we speak with one voice and, in line with our policy. I ask that you do not respond to any outside inquiries directly.

The email I sent this morning includes a link to a website with information about the agreement and also who to refer any outside enquiries you might receive to.

We recognize that you will have additional questions about what today’s announcement will mean. We have set up a special website, and the URL is in my letter to you earlier today and on the Intranet. I would encourage you to submit your questions on the website. Please remember that we are in the early stages of this process, and may not have all of the answers you may want today. I can assure you that we will keep you informed of key developments as we move toward completing the transaction later this year.

The senior management team and I appreciate your continued commitment to BMC and your contributions in making our company so successful and well recognized. The news we are announcing today is the start of a new chapter in BMC’s history – one that will see us continue as one of the industry’s most important and significant software companies.

Thank you again for your continued support and dedication. Let’s continue to focus on our day-to-day responsibilities and working with our customers to find the best solutions to address the greater IT complexity within their organizations.

Normally, I would take questions, but with six thousand people on the call that is not possible. So, thanks for being on the call, and have a great day.

Additional Information and Where to Find It

In connection with the proposed transaction, BMC Software, Inc. (the “Company” or “BMC”) will file with the Securities and Exchange Commission (the “SEC”) and furnish to the Company’s stockholders a proxy statement. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of documents filed by BMC Software, Inc. with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors and security holders may obtain a free copy of BMC Software, Inc.’s filings with the SEC from BMC Software, Inc.’s website at http://investors.bmc.com/sec.cfm or by directing a request to: BMC Software, Inc., 2101 CityWest Blvd., Houston, Texas 77042-2827, Attn: Investor Relations, (713) 918-1805.

The Company and certain of its directors, executive officers, and certain other members of management and employees of the Company may be deemed to be participants in the solicitation of proxies from stockholders of the Company in favor of the proposed merger. Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company’s 2012 annual meeting of stockholders, as filed with the SEC on Schedule 14A on June 5, 2012 (as amended by the proxy statement supplement filed on July 3, 2012). Additional information regarding the interests of these individuals and other persons who may be deemed to be participants in the solicitation will be included in the proxy statement the Company will file with the SEC.

Forward-Looking Statements

Statements about the expected timing, completion and effects of the proposed transaction and all other statements in this report and the exhibits furnished or filed herewith, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. The Company may not be able to complete the proposed transaction on the terms described above or other acceptable terms or at all because of a number of factors, including (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (2) the failure to obtain stockholder approval or the failure to satisfy the closing conditions, (3) the failure to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the merger agreement, (4) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction and (5) the effect of the announcement of the merger on the ability of the Company to retain and hire key personnel and maintain relationships with its customers, suppliers, operating results and business generally.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent the Company’s views as of the date on which such statements were made. The Company anticipates that subsequent events and developments may cause its views to change. However, although the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. Additional factors that may affect the business or financial results of the Company are described in the risk factors included in the Company’s filings with the SEC, including the Company’s 2012 Annual Report on Form 10-K and later filed quarterly reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference. The Company expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.